UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12
SOVEREIGN BANCORP, INC.

(Name of Registrant as Specified in Its Charter)
SOVEREIGN BANCORP, INC.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On January 9, 2006, Sovereign Bancorp, Inc. issued the following press release.

FINANCIAL CONTACTS:
Mark McCollom	610-208-6426	mmccollo@sovereignbank.com
Stacey Weikel	610-208-6112	sweikel@sovereignbank.com

MEDIA CONTACTS
Ed Shultz	610-207-8753	eshultz1@sovereignbank.com

The Abernathy MacGregor Group 212-371-5999
Mike Pascale
Tom Johnson
SOVEREIGN SAYS RELATIONAL INVESTORS’ PRESS
RELEASE REGARDING SOVEREIGN TIES TO RYAN BECK IS
MATERIALLY FALSE AND MISLEADING
Requests SEC Investigation Of Relational’s Conduct And Prompt Corrective Disclosure
PHILADELPHIA — January 9, 2006 — Sovereign Bancorp, Inc. (NYSE:SOV) today denounced Relational Investors LLC for issuing a false and misleading press release on December 29, 2005 concerning Ryan Beck & Co. and its portrayal of Ryan Beck’s business dealings with Sovereign. Sovereign has requested that the SEC investigate Relational’s conduct in issuing its press release and has asked the SEC to order Relational to make prompt corrective disclosure.
On December 9, 2005, the American Banker published an article by Ben A. Plotkin, chairman and chief executive officer of Ryan Beck, an investment banking and brokerage firm. In the article, captioned “Attacks on Sovereign Unfair, Short-Sighted,” Mr. Plotkin presented his views on the criticisms by certain Sovereign shareholders of the transactions announced by Sovereign in October 2005. Sovereign subsequently sent a copy of Mr. Plotkin’s article to its shareholders.
Sovereign stated that, in its view, Relational and its principal, Ralph Whitworth, are unable to tolerate views that disagree with their own, and that Relational issued a misleading press release on December 29, 2005 in an effort to discredit Mr. Plotkin. In its press release, Relational falsely alleged that Mr. Plotkin’s firm had received $20 million in payments during the past three years as a result of its business ties to Sovereign and that Sovereign had willfully concealed these business relationships from its shareholders. To pour more fuel on its self-started fire, Relational also stated in its press release that it was calling on the SEC to conduct an investigation of Sovereign’s conduct in sending Mr. Plotkin’s article to shareholders.
Sovereign stated that the facts are simple and straightforward. Of the $20 million in payments cited in Relational’s press release, approximately $19.5 million were advisory fees paid to Ryan Beck by banks, entirely unaffiliated with Sovereign, in connection with their acquisition by Sovereign following competitive processes in which Sovereign was a bidder. These banks had engaged Ryan Beck well before Sovereign emerged as a bidder, and any suggestion by Relational that Sovereign directed these banks to engage Ryan Beck is absurd.
This has been confirmed by Ryan Beck. On January 4, 2006, Ryan Beck made the following statement which was published by the American Banker:
“Ryan Beck has been engaged by Sovereign Bank in the following capacities: From 1997 to 2002 the firm served as a non-lead, co-manager in public offerings of securities. Prior to 2002 the firm provided other types of financial advisory services. Ryan Beck has performed investment banking services for banks that have subsequently been acquired by Sovereign, but no fees were paid to Ryan Beck by Sovereign in connection with those assignments. Ryan Beck was not involved in any capacity in the transaction involving Sovereign, Banco Santander, and Independence Community Bank Corp. Ryan Beck presently has no investment banking relationship with Sovereign Bancorp but is entitled and qualified to seek or accept such a relationship in the future. Ryan Beck currently serves as a market maker in 476 bank and thrift stocks, and Sovereign Bancorp is included in that group. In that capacity, Ryan Beck may either be long or short any of those stocks, including Sovereign’s stock, at any given time. Ryan Beck has no other material business relationship with Sovereign or its management.”

Sovereign Bancorp, Inc., (“Sovereign”) (NYSE: SOV), is the parent company of Sovereign Bank, a $63 billion financial institution with more than 650 community banking offices, over 1,000 ATMs and approximately 10,000 team members with principal markets in the Northeast United States. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, trust and wealth management and insurance. Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit http://www.sovereignbank.com or call 1-877-SOV-BANK.

Sovereign Bancorp, Inc. and its directors and officers may be deemed to be participants in the solicitation of proxies from shareholders of Sovereign in connection with the election of directors at the 2006 annual meeting of shareholders. Information regarding the names of Sovereign’s directors and executive officers and their respective interests in Sovereign by security holdings or otherwise is set forth in Sovereign’s proxy statement relating to the 2005 annual meeting of shareholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and Sovereign’s website at http://www.sovereignbank.com. Additional information regarding the interests of such potential participants will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with Sovereign’s 2006 annual meeting of shareholders.
Sovereign Bancorp, Inc. will file a Proxy Statement on Schedule 14A with the SEC in connection with its 2006 annual meeting of shareholders, which, when filed, will be available free of charge at the SEC’s website at http://www.sec.gov. Investors and security holders are advised to read Sovereign’s Proxy Statement, when available, and the other materials to be filed by Sovereign related to the proxy solicitation, when available, because they will contain important information. Investors and security holders may obtain a free copy of the Proxy Statement on Schedule 14A and all other related material to be filed by Sovereign with the SEC (when they are filed and become available) free of charge at the SEC’s website at http://www.sec.gov or by contacting Sovereign’s proxy solicitors, Innisfree M&A Incorporated at 1-888-750-5834 or Mackenzie Partners, Inc. at 1-800-322-2885. Sovereign also will provide a copy of these materials without charge at the Investor Relations section of its website at http://www.sovereignbank.com.
Note: Permission to cite quoted materials was neither sought nor obtained.